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                                                                    EXHIBIT 2.12


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                               PURCHASE AGREEMENT

                                      AMONG

                         PENTASTAR COMMUNICATIONS, INC.,

                              PENTASTAR CORPORATION

                                       AND

                            TELECOMM INDUSTRIES CORP.



                              AS OF APRIL 15, 2000

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                                TABLE OF CONTENTS

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1.   Definitions.....................................................................................................1

2.   Purchase and Sale...............................................................................................2
     2.1   Basic Transaction.........................................................................................2
     2.2   Assumption of Certain Liabilities.........................................................................3
     2.3   Purchase Price; Payment...................................................................................5
     2.4   Sales Taxes, Etc..........................................................................................9
     2.5   The Closing...............................................................................................9
     2.6   Deliveries at the Closing................................................................................10

3.   Representations and Warranties.................................................................................10
     3.1   Representations and Warranties of the Company............................................................10
     3.2   Representations and Warranties of PentaStar..............................................................21
     3.3   Survival of Representations..............................................................................22
     3.4   Representations as to Knowledge..........................................................................23

4.   Pre-Closing Covenants..........................................................................................23
     4.1   General..................................................................................................23
     4.2   Operation and Preservation of Business...................................................................23
     4.3   Full Access..............................................................................................23
     4.4   Notice of Developments...................................................................................23
     4.5   Exclusivity..............................................................................................24
     4.6   Announcements; Securities Law Restrictions...............................................................24
     4.7   Bulk Sales Laws..........................................................................................25
     4.8   Shareholders' Meeting....................................................................................25
     4.9   Certain Assets...........................................................................................25
     4.10  Interim Financial Statements.............................................................................25
     4.11  Incentive Agreements.....................................................................................26

5.   Post-Closing Covenants.........................................................................................26
     5.1   Further Assurances.......................................................................................26
     5.2   Transition...............................................................................................26
     5.3   Cooperation..............................................................................................26
     5.4   Confidentiality..........................................................................................26
     5.5   Financial Statements.....................................................................................26
     5.6   Satisfaction of Liabilities..............................................................................27
     5.7   Repurchase of Unpaid Receivables.........................................................................27
     5.8   Transfer Restrictions....................................................................................28
     5.9   Premises.................................................................................................28

6.   Conditions to Closing..........................................................................................29
     6.1   Conditions to Obligation of PentaStar....................................................................29
     6.2   Conditions to Obligation of the Company..................................................................31

7.   Remedies for Breaches of This Agreement........................................................................31
     7.1   Indemnification Provisions for Benefit of PentaStar......................................................31
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
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     7.2   Indemnification Provisions for Benefit of the Company....................................................33
     7.3   Matters Involving Third Parties..........................................................................33
     7.4   Right of Offset..........................................................................................34
     7.5   Other Remedies...........................................................................................34

8.   Termination....................................................................................................34
     8.1   Termination of Agreement.................................................................................34
     8.2   Effect of Termination....................................................................................35
     8.3   Confidentiality..........................................................................................35

9.   Miscellaneous..................................................................................................35
     9.1   No Third-Party Beneficiaries.............................................................................35
     9.2   Entire Agreement.........................................................................................35
     9.3   Succession and Assignment................................................................................35
     9.4   Counterparts.............................................................................................35
     9.5   Headings.................................................................................................35
     9.6   Notices..................................................................................................36
     9.7   Governing Law............................................................................................36
     9.8   Amendments and Waivers...................................................................................36
     9.9   Severability.............................................................................................36
     9.10  Expenses.................................................................................................36
     9.11  Arbitration..............................................................................................37
     9.12  Construction.............................................................................................37
     9.13  Incorporation of Exhibits................................................................................37
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         This Purchase Agreement is entered into as of April 15, 2000 among
PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), PentaStar
Corporation, a Colorado corporation (the "Acquiror"), and Telecomm Industries
Corp., a Delaware corporation (the "Company").

                                    Recitals

         A. The Acquiror is a newly-formed, wholly-owned subsidiary of PentaStar. The Acquiror desires to acquire from the Company, and the Company desires to sell to the Acquiror, certain of the Company's assets as provided in this Agreement.

         B. PentaStar, the Acquiror and the Company desire to make certain representations, warranties and agreements in connection with such transaction and also desire to set forth various conditions precedent thereto.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions. The terms defined in Exhibit 1.1(a) shall have the meanings designated therein.

2. Purchase and Sale.

     2.1 Basic Transaction.

         (a) Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to purchase from the Company, and the Company agrees to sell to the Acquiror, all the Acquired Assets free and clear of any Tax or Encumbrance (other than the Permitted Encumbrances), for the consideration specified in Section 2.3. The Acquiror shall have no obligation under this Agreement to purchase less than all of the Acquired Assets.

         (b) The following documents have been executed and delivered by the parties thereto concurrently with the execution of this Agreement: (i) the Assignment and Assumption Agreement; (ii) the Bill of Sale; (iii) the Contingent
Stock Agreement; (iv) the Employment Agreement with Paul Satterthwaite; (v) the
Escrow Agreement; (vi) the Noncompetition Agreement; (vii) the Voting Agreement;
and (viii) the documents specified in Sections 6.1(f)(ii) (other than with respect to the Required Vote).

     2.2 Assumption of Certain Liabilities. Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to assume and become responsible at the Closing for all of the Assumed Liabilities. The Acquiror shall not assume or have any responsibility with respect to any other Liability not expressly included within the definition of Assumed Liabilities.



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     2.3 Purchase Price; Payment.

         (a) (i) Consideration. Subject to adjustment as provided in Section
2.3(a)(vi), the consideration payable by the Acquiror to the Company for the Acquired Assets shall consist of (A) consideration (paid as described in the following sentence) equal to the sum of (1) the 1999 Telecomm - Network Purchase
Amount, plus (2) the amount of cash set forth on the Estimated Closing Date
Balance Sheet, minus (3) the aggregate amount of accounts receivable (including residual payment rights) and notes receivable received by the Company after February 29, 2000 (whether by collection of cash, offset of accounts payable or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company) as a result of the accelerated collection thereof beyond normal stated terms or outside of the normal course of business consistent with past practices, minus (4) the amount of any Closing Date Liabilities not paid by the Company prior to the Closing
Date or reflected on the Estimated Closing Date Balance Sheet (the net amount described in this clause (A) being referred to as the "Clause (A) Amount" of the Purchase Price); (B) the Aggregate Interim Cash Payments; (C) assumption of the
Assumed Liabilities; and (D) the Earn-Out Amount payable pursuant to Section
2.3(b) (collectively the "Purchase Price").

         At the Closing, the Acquiror shall (X) pay to the Company by wire transfer to an account designated by the Company an amount in cash (not to exceed $900,000) equal to 10.44% of the Clause (A) Amount; (Y) deposit stock certificates representing, in the aggregate, such number of PentaStar Shares
(rounded to the nearest whole share) as have an aggregate Fair Market Value as of the Closing Date equal to (1) the Clause (A) Amount, minus (2) the amount of cash paid pursuant to clause (X) above, minus (3) the Merrill Lynch Short-Term
Debt Obligation (such number of shares being referred to as the "Closing
Shares") into the Escrow Account with the Escrow Agent (which Closing Shares shall be issued by PentaStar in the name of the Company and contributed by PentaStar to the Acquiror immediately prior to the Closing); and (Z) assume the Assumed Liabilities. The Closing Shares and the other property held in the Escrow Account shall be held and disbursed according to this Agreement and the Escrow Agreement.

         Not later than 30 days after the end of each calendar quarter during the Earn-Out Period, the Company shall provide to PentaStar a calculation of the Annualized EBITA for the Division and supporting documentation (collectively, the "Annualized EBITA Information"). The Annualized EBITA Metric corresponding to such Annualized EBITA shall then be multiplied by 20%. If such Annualized
EBITA Metric multiplied by 20% exceeds the Aggregate Interim Cash Payments, then an Interim Cash Payment equal to 20% of such Annualized EBITA Metric less the Aggregate Interim Cash Payments shall be paid by the Acquiror to the Company;
provided, however, that the Aggregate Interim Cash Payments shall not exceed
$1,900,000 for the entire Earn-Out Period. Any Interim Cash Payments due shall be paid within 10 Business Days after the later of the acceptance of the Annualized EBITA Information by PentaStar or the resolution of any disputes under Section 2.3(c), as the case may be. Within 20 days after receipt of each Annualized EBITA Information, PentaStar shall, in a written notice to the Company, either accept the Annualized EBITA Information or object to it by describing in reasonable detail any proposed adjustments to the Annualized EBITA
Information and the estimated amounts of and reasons for such proposed adjustments. The failure by PentaStar to object to the Annualized EBITA
Information within such 20-day period shall be deemed to be an acceptance by it of the Annualized EBITA Information. If any adjustments to the Annualized EBITA
Information are proposed by PentaStar within such 20-day period, the dispute shall be resolved as provided in Section 2.3(c).

              (ii) EBITA Release/Adjustment of Closing Shares. The Escrow
Deposit shall be held in escrow under the Escrow Agreement until the earlier of
(A) the date on which the Earn-Out Amount is paid pursuant to Section 2.3(b) or
(B) the date upon which it is determined that no Earn-Out Amount is payable (the earlier of (A) or (B) being referred to as the "EBITA Escrow Release Date"). If the Earn-Out




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Periods Total EBITA is greater than the 1999 Telecomm-Network EBITA, then the
Escrow Deposit shall be released from the Escrow Deposit to the Company. If the Earn-Out Periods Total EBITA is less than the 1999 Telecomm-Network EBITA, then, at PentaStar's option, (X) the Escrow Deposit shall be returned to the Acquiror and the Fair Market Value of the Closing Shares (determined as of the Closing
Date]) shall be an adjustment in the Purchase Price or (Y) the number of shares of PentaStar Common Stock which may become issuable pursuant to Section 2.3(b) shall be reduced by a number of shares having a Fair Market Value (determined as of the Closing Date) equal to the Fair Market Value of the Closing Shares
(determined as of the Closing Date).

              (iii) Contingent Stock Agreement. In addition, on the date of this Agreement, the Company shall designate a number of Closing Shares mutually agreed upon by the Company and PentaStar to be subject to the Contingent Stock
Agreement. The Contingent Stock Agreement provides that upon the occurrence of certain conditions, the Company may receive a greater or lesser number of shares of PentaStar Common Stock than the number initially deposited with PentaStar pursuant to the Contingent Stock Agreement. The parties agree that any adjustment in the number of such shares shall be treated as an adjustment to the Purchase Price. Because the Closing Shares shall be held by the Escrow Agent pursuant to the Escrow Agreement, they shall initially not be available for delivery to PentaStar as contemplated by the Contingent Stock Agreement.
However, as soon as any Closing Shares are released from the Escrow Agreement for delivery to the Company they shall be delivered to PentaStar until the number of Closing Shares so delivered equals the number of Closing Shares designated by the Company to be subject to the Contingent Stock Agreement. In the event that any Closing Shares are delivered to PentaStar or the Acquiror pursuant to Section 2.3(a)(ii) or in satisfaction of the indemnification obligations of the Company under this Agreement, the number of shares subject to the Contingent Stock Agreement shall be reduced.

              (iv) Estimated Closing Date Balance Sheet. No earlier than ten
Business Days prior to the Closing or later than three Business Days prior to the Closing, the Company shall deliver a balance sheet for the Company prepared as of the Closing Date (the "Estimated Closing Date Balance Sheet"). The
Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar used in connection with its audit for the year ended December 31, 1999, including
PentaStar's GAAP method of revenue recognition for residual commission payments and GAAP consistent with booking prior paid salesperson commissions as prepaid commissions less an appropriate reserve for contract cancellations and salesperson terminations. The Estimated Closing Date Balance Sheet shall set forth, in addition to other items required by GAAP, the amount, as of the Closing Date, of (A) cash held by the Company, (B) the aggregate amount of Past
Due 1/31 Receivables received by the Company after January 31, 2000 (whether received by collection of cash, offset of accounts payable or otherwise, and whether or not any cash or other amount in respect thereof is on hand or has been used by the Company), (C) the Assumed Liabilities described in clauses (b) and (c) of the definition of Assumed Liabilities and each item thereof, and (D) all Closing Date Liabilities and each item thereof. On or before the Closing
Date, the Company shall pay or cause the Company to pay all Closing Date
Liabilities, and the Estimated Closing Date Balance Sheet shall reflect those payments. As a result, the only Liabilities reflected on the Estimated Closing
Date Balance Sheet should be the Assumed Liabilities, unless the Company has failed to pay all Closing Date Liabilities prior to the Closing Date.

              (v) Closing Date Balance Sheet. Within 60 days after the Closing
Date an audited balance sheet for the Division shall be prepared as of the Closing Date (the "Closing Date Balance Sheet") and delivered to PentaStar and the Company. The Closing Date Balance Sheet shall be prepared by Arthur


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Andersen L.L.P. ("Arthur Andersen") in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar used in connection with its audit for the year ended December 31, 1999, including PentaStar's GAAP method of revenue recognition for residual commission payments and GAAP consistent with booking prior paid salesperson commissions as prepaid commissions less an appropriate reserve for contract cancellations and salesperson terminations. PentaStar shall pay the fees and expenses of Arthur
Andersen incurred in connection with the preparation of the Closing Date Balance
Sheet. The Closing Date Balance Sheet shall set forth, in addition to other items required by GAAP, the amount, as of the Closing Date, of (A) cash held by the Company, (B) the aggregate amount of Past Due 1/31 Receivables received by the Company after January 31, 2000 (whether received by collection of cash, offset of accounts payable or otherwise, and whether or not any cash or other amount in respect thereof is on hand or has been used by the Company), (C) the Assumed Liabilities described in clauses (b) and (c) of the definition of Assumed Liabilities and each item thereof, and (D) all Closing Date Liabilities and each item thereof. Within 20 days after receipt of the Closing Date Balance
Sheet, each of PentaStar and the Company shall, in a written notice to the other either accept the Closing Date Balance Sheet or object to it by describing in reasonably specific detail any proposed adjustments to the Closing Date Balance
Sheet and the estimated amounts of and reasons for such proposed adjustments.
The failure by PentaStar or the Company to object to the Closing Date Balance
Sheet within such 20-day period shall be deemed to be an acceptance by such Person of the Closing Date Balance Sheet. If any adjustments to the Closing Date
Balance Sheet are proposed by PentaStar or the Company within such 20-day period, the dispute shall be resolved as provided in Section 2.3(c).

              (vi) Post-Closing Adjustments to the Purchase Price. Within 10
Business Days after the later of the acceptance of the Closing Date Balance
Sheet by PentaStar and the Company or the resolution of any disputes under
Section 2.3(c), as the case may be, the Clause (A) Amount of the Purchase Price shall be redetermined as provided in Section 2.3(a)(i) based on the Closing Date
Balance Sheet rather than the Estimated Closing Date Balance Sheet, and an appropriate adjusting payment shall be made by the Acquiror to the Company or by the Company to the Acquiror, as the case may be, so that the Clause (A) Amount of the Purchase Price actually paid by the Acquiror equals the Clause (A) Amount of the Purchase Price determined on the basis of the Closing Date Balance Sheet.
If the Closing Date Balance Sheet reflects Closing Date Liabilities that have not previously been paid by the Company, such Closing Date Liabilities shall be paid at the time the adjusting payment is made under this Section 2.3(a)(vi) either by the Acquiror out of any adjusting payment due from it hereunder or, if no such payment is due or such payment is less than the unpaid Closing Date
Liabilities, by the Company. If the Acquiror has previously paid any such Closing Date Liability, it shall be reimbursed for said payment at the time the adjusting payment is made under this Section 2.3(a)(vi) either by offset against any adjusting payment due hereunder or, if no such payment is due or such payment is less than the reimbursement amount, by the Company. The form of any adjusting payment made pursuant to this Section 2.3(a)(vi) shall be as follows:
(A) if the adjusting payment is made in respect of a working capital item (cash, accounts receivable, accounts payable or current liabilities), then the form of the adjusting payment shall first be cash (subject, in the case of an adjusting payment by the Acquiror to the Company, to the $1,900,000 cash limitation set forth in Section 2.3(a)(i)); and (B) if the adjusting payment is made in respect of a non-working capital item, then the form of the adjusting payment shall be made in cash (subject, in the case of an adjusting payment by the Acquiror to the Company, to the $1,900,000 cash limitation set forth in Section 2.3(a)(i)) and shares of PentaStar Common Stock, on the same proportionate basis as cash and shares of PentaStar Common Stock were paid at the Closing.


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         (b) Earn-Out. In addition to the Clause (A) Amount of the Purchase
Price and the Closing Shares payable and issuable at the Closing pursuant to
Section 2.3(a), the Company shall be entitled to receive the Earn-Out Amount determined and payable as provided in this Section 2.3(b).

              (i) PentaStar agrees that, during the Earn-Out Period, the Acquiror shall conduct the operations represented by the Acquired Assets in the Telecomm-Network Region as a separate subsidiary or division of PentaStar with no other operations. The Acquiror shall account for its operations in accordance with the cost structure set forth in Exhibit 2.3(b)(i) to this Agreement.

              (ii) As soon as reasonably practicable after Earn-Out Period Two and in any event by June 30, 2001, PentaStar shall cause Arthur Andersen to determine (A) Earn-Out EBITA for each of Earn-Out Period One and Earn-Out Period
Two and the Earn-Out Periods Total EBITA, and (B) a written calculation of the Earn-Out Amount (collectively, the "Earn-Out Financial Statements"). PentaStar shall promptly provide a copy of the Earn-Out Financial Statements to the Company. Within 20 days after receipt of the Earn-Out Financial Statements, each of PentaStar and the Company shall, in a written notice to the other, either accept the Earn-Out Financial Statements or object to them by describing in reasonably specific detail any proposed adjustments to the Earn-Out Financial
Statements and the estimated amounts of and reasons for such proposed adjustments. The failure by PentaStar or the Company to object to the Earn-Out
Financial Statements within such 20-day period shall be deemed to be an acceptance by such Person of the Earn-Out Financial Statements. If any adjustments to the Earn-Out Financial Statements are proposed by PentaStar or the Company within such 20-day period, the dispute shall be resolved as provided in Section 2.3(c). The fees and expenses of the independent auditors for the preparation of the Earn-Out Financial Statements shall be paid 50% by PentaStar and 50% by the Company.

              (iii) Within 10 Business Days after the later of the acceptance of the Earn-Out Financial Statements by PentaStar and the Company or the resolution of any disputes under Section 2.3(c), as the case may be, the Acquiror shall pay the Earn-Out Amount, if any, to the Company (such payment shall be referred to as the "Second Closing"). The Earn-Out Amount shall be paid, in PentaStar's sole discretion, in cash or PentaStar Common Stock, or any combination thereof. If any portion of the Earn-Out Amount is paid in PentaStar Common Stock, the amount of Earn-Out EBITA for each of Earn-Out Period One and Earn-Out Period Two, expressed as a percentage of the Earn-Out Periods Total EBITA, shall be used to determine the pricing of PentaStar Common Stock issued at the Second Closing.
Such percentages shall determine the percentage of the PentaStar Common Stock to be priced based on the Fair Market Value of PentaStar Common Stock as of the last day of each of the two Earn-Out Periods; provided, however, that if the Earn-Out EBITA for Earn-Out Period Two does not exceed the Earn-Out EBITA for
Earn-Out Period One, then the lowest percentage Earn-Out Period EBITA (expressed as a percentage of the Earn-Out Periods Total EBITA) shall be matched with the lowest of the Fair Market Value of the PentaStar Common Stock as of September
30, 2000 or as of March 31, 2001, and the highest percentage Earn-Out Period
EBITA (expressed as a percentage of the Earn-Out Periods Total EBITA) shall be matched with the higher of the Fair Market Value of the PentaStar Common Stock as of September 30, 2000 or as of March 31, 2001. Examples of the application of this calculation to hypothetical fact situations are set forth in Exhibit
2.3(b)(iii). Any shares of PentaStar Common Stock to be issued in connection with the Second Closing shall be issued by PentaStar in the name of the Company, and contributed by PentaStar to the Acquiror immediately prior to the delivery of such shares by the Acquiror. The cash portion of the Earn-Out Amount shall be paid by wire transfer to an account designated by the Company. Certain of the shares of PentaStar Common Stock issued to the Company in payment of the Earn-Out Amount shall be subject to Contingent Stock Agreement and retained


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by PentaStar pursuant to such Agreement. Certificates representing any shares of
PentaStar Common Stock issued in payment of the Earn-Out Amount, other than shares subject to the Contingent Stock Agreement, shall be mailed to the Company at its address for notice purposes under this Agreement.

              (iv) In the event that PentaStar sells the operations conducted by the Acquiror prior to the end of the Earn-Out Period, PentaStar shall require the purchaser to continue to account for such operations separately and agree to assume the obligation of the Acquiror to pay the Earn-Out Amount as provided in this Section 2.3(b), including the obligation to comply with the provisions of
Section 2.3(b)(i).

         (c) If any adjustments to the Annualized EBITA Information, the Closing
Date Balance Sheet or to the Earn-Out Financial Statements are proposed by PentaStar or the Company pursuant to Sections 2.3(a)(i), 2.3(a)(v) or 2.3(b)(ii), PentaStar and the Company shall negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments then PentaStar and the Company shall retain the Denver, Colorado office of BDO Seidman LLC ("Seidman") to resolve such dispute, which resolution shall be final and binding. The fees and expenses of Seidman shall be paid 50% by PentaStar and 50% by the Company, and Seidman shall be retained under a retention letter executed by the parties that specifies that the determination by said firm of any such disputes shall be resolved in accordance with this Agreement (including the definitions set forth in this Agreement), by choosing the position of Arthur Andersen or the objecting party under Sections 2.3(a)(i), 2.3(a)(v) or 2.3(b)(ii), as the case may be, without change, within 30 days of the expiration of the 20-day period described in Section 2.3(a)(i), 2.3(a)(v) or 2.3(b)(ii), as the case may be.

         (d) The allocation of the total consideration for the Acquired Assets for Tax reporting purposes shall be as follows: (i) to cash and cash equivalents, the amount thereof; (ii) to Closing Accounts Receivable, the amount determined by the Acquiror from the Company's, records, adjusted by the Acquiror to conform to GAAP; (iii) to inventory, the amount determined by the Acquiror from the Company's records, adjusted by the Acquiror to conform to GAAP; (iv) to leasehold improvements, the greater of fair market value (determined by the Acquiror from its historical experience, or in the Acquiror's sole discretion, by independent appraisal) or the current book value thereof as reflected in the Company's records, adjusted by the Acquiror to conform to GAAP; and (v) the remaining consideration (the value of which shall be determined pursuant to Exhibit 2.3(d)) shall be allocated to the goodwill of the Company's business or, at the Acquiror's sole discretion, to the other intangible assets which are included in the Acquired Assets. The parties acknowledge that such allocations for Tax reporting purposes were determined pursuant to arm's length bargaining regarding the fair market values of the Acquired Assets in accordance with the provisions of Code Section 1060. The parties agree to be bound by these allocations for all federal, state and local Tax reporting purposes, including for purposes of determining any income, gain, loss, depreciation or other deductions in respect of such assets. The parties further agree to prepare and file all Tax Returns (including Form 8594 under the Code) in a manner consistent with such allocations.

     2.4 Sales Taxes, Etc. The Company shall pay all sales, use, transfer and licensing taxes, fees and charges payable in respect of or as a result of the sale and transfer of the Acquired Assets pursuant to this Agreement. The Company shall also pay all other Taxes, fees and charges payable in respect of or as a result of the sale and transfer of the Acquired Assets pursuant to this Agreement that are attributable to the Company.


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     2.5 The Closing. The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place at the offices of Sherman & Howard
L.L.C. at 10:00 a.m. Denver, Colorado time on the date on which the Required
Vote is obtained. The date upon which the Closing occurs is the "Closing Date."
All transactions contemplated by this Agreement shall be effective, and accounted for as such, at 12:01 a.m. Central Time on April 1, 2000 (such effective time being the "Effective Date").

     2.6 Deliveries at the Closing. At the Closing, (a) the Company shall deliver or cause to be delivered to PentaStar the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.1 and (b) PentaStar shall deliver or cause to be delivered to the Company the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.2.

3. Representations and Warranties.

     3.1 Representations and Warranties of the Company. The Company represents and warrants to PentaStar and the Acquiror that the statements contained in this
Section 3.1 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Effective Date and as of the date of the Closing (as though made then and as though the Effective Date and the date of the Closing were then substituted for the date of this Agreement throughout this
Section 3.1). Since March 1, 2000, the Company has not taken any material actions with respect to the Business or the Acquired Assets except with the prior written agreement of PentaStar.

         (a) Organization, Good Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified and authorized to do business as a foreign corporation and is in good standing in Indiana, Illinois, Wisconsin, Ohio and Kentucky, which are the only jurisdictions in which the nature of the Business conducted by the Division or the properties owned, leased or operated by the Company with respect to the Division or the Business make such qualification necessary. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         (b) Ownership and Capitalization.
              (i) The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.01 par value, of which 12,211,559 shares are issued and outstanding and 499,187 are held in treasury. The shareholders identified on Exhibit 3.1(b)(i) own and have the right to vote the respective number of shares of the common stock, $.01 par value, of the Company set forth opposite such shareholder's name on Exhibit 3.1(b)(i). The shares set forth on
Exhibit 3.1(b)(i) represent, in the aggregate, 50.57% of the issued and outstanding common stock, $.01 par value, of the Company, and 50.57% of the outstanding voting power with respect to the Company's capital stock.

              (ii) None of the Business is conducted by or through, and none of the Acquired Assets are owned by, any Subsidiary of the Company or any other corporation, partnership, limited partnership, limited liability company, association or joint venture.

         (c) Authority; No Violation. This Agreement and the Other Seller
Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the board of directors of the Company (and, as of the Closing Date shall have been approved


                                       10

by the Required Vote), and this Agreement and the Other Seller Agreements to which the Company is a party have been duly executed and delivered by the Company. Except for the Required Vote, no approval of the shareholders of the Company is required for the execution, delivery or performance by the Company of this Agreement or any Other Seller Agreement. The Company has full corporate power and authority to execute, deliver and perform this Agreement and the Other Seller Agreements to which the Company is a party, each Person (other than PentaStar or the Acquiror) who is a party to any Other Seller Agreement has full and absolute right, power, authority and legal capacity to execute, deliver and perform all Other Seller Agreements to which such Person is a party, and this Agreement constitutes, and the Other Seller Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, the Company and each such Person who is a party thereto. The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby shall not (i) violate any Legal Requirement to which the Company or any Person (other than PentaStar or the Acquiror) who is a party to any Other Seller Agreement is subject or any provision of the articles of incorporation or bylaws of the Company or of any such Person, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company or of any such Person pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company or any such Person is a party or by which the Company or any such Person or any of their respective assets and properties is bound or subject. Except for the Required Vote and the notices and consents set forth on Exhibit 3.1(c) (all of which notices shall be given and consents shall be obtained by the Company prior to the Closing) neither the Company nor any Person (excluding PentaStar or the Acquiror) need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements.

         (d) Financial Statements. The audited balance sheets of the Division as of December 31, 1998 and December 31, 1999, the related statements of income, shareholders' equity and cash flows for the Division for the twelve-month periods then ended, the unaudited balance sheet of the Division as of February 29, 2000 (the latter being referred to as the "Latest Balance Sheet"), and the related statements of income, shareholders' equity and cash flows for the Division for the two-month period then ended have been prepared, and the financial statements to be provided pursuant to Section 4.10 shall be prepared, in accordance with GAAP on a consistent basis and on a basis consistent with the "Carve-Out" (as defined in GAAP) method of accounting, are in accordance with the books and records of the Company with respect to the Division (which books and records are complete and correct in all material respects), and fairly present the financial position and results of operations of the Division and the Business in all material respects as of such dates and for each of the periods indicated. As of the date of each such balance sheet (including each balance sheet provided pursuant to Section 4.10), the Company (with respect to the Division) had no Liability other than those set forth on each such balance sheet. Copies of the financial statements described in the first sentence in this Section 3.1(d) are attached as Exhibit 3.1(d)(i). The expenses itemized on
Exhibit 3.1(d)(ii) and reflected in the Division's financial performance for the 12-month period ended December 31, 1999 will not be realized on an on-going basis after the Closing under the cost structure set forth in Exhibit 2.3(b)(i).

         (e) Absence of Certain Agreements, Changes or Events.

              (i) The Company is not with respect to the Division and the Business, except as set forth on Exhibit 3.1(e)(i), a party to or otherwise bound by any material contract or agreement (A) pursuant to which the Company is obligated to furnish any services, product or equipment and (B) that has been prepaid with respect to any period after the date of the Closing.

              (ii) Since February 29, 2000, the Company with respect to the Division and the Business, has not (A) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business consistent with past practice; (B) delayed or postponed the payment of accounts payable or other Liabilities; (C) sold or otherwise transferred any of its assets or properties; (D) canceled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $20,000 in the aggregate or accelerated the collection of any account or note receivable beyond stated, normal terms; (E) changed in any significant manner the way in which it conducts its business; (F) made or granted any individual wage or salary increase in excess of 10% or $1.00 per hour, or any general wage or salary increase, or any additional benefits of any kind or nature, or entered into any employment agreements with salaried employees, officers or directors; (G) except as otherwise expressly permitted by this Section 3.1(e)(ii), (1) entered into any contracts or agreements, or made any commitments, involving more than $20,000 individually or in the aggregate, except for contracts or agreements for capital expenditures not involving more than $20,000 individually or in the aggregate, or (2) accelerated, terminated, delayed, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $10,000 individually or in the aggregate; (H) suffered any material adverse fact or change, including, without limitation, to or in its business, assets or financial condition or customer or service provider relationships; (I) made any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof (other than payment to employees of their periodic salaries) or permitted any Person, including, without limitation, any shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the Company; or (J) agreed to incur, take, enter into, make or permit any of the matters described in clauses (A) through (I).

              (iii) Exhibit 3.1(e)(iii) lists all orders booked by or with respect to the Division or the Business, by month, during the thirteen-month period from March 1, 1999 through March 31, 2000, and the current status of each such order.

         (f) Tax Matters.

              (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

              (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

              (iii) To the best knowledge of the Company, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the Company. Exhibit 3.1(f)(iii) lists all federal, state local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to PentaStar correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company since December 31, 1993.

              (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (v) Neither the Company nor any of its shareholders has ever filed
(A) an election pursuant to Section 1362 of the Code that the Company be taxes as an "S" corporation, except as set forth on Exhibit 3.1(f)(v), or (B) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that shall not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(e)(2) during the applicable period specified in Code Section 897(e)(l)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and has no Liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. The total adjusted basis of the Acquired Assets exceeds the sum of the Company's Liabilities plus the amount of Liabilities to which the Acquired Assets are subject.

              (vi) Exhibit 3.1(f)(vi) sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in the Acquired Assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit or excess charitable contribution allocable to the Division or the Business.

         (g) Assets and Properties.

(i) The Company has good and marketable title to, or a valid leasehold interest or interest as a licensee in, the properties and assets used or held for use by it in the Business, or shown on the Latest Balance Sheet or acquired after the date thereof with respect to the Business. As of the Closing, all of the Acquired Assets shall be owned by the Company, free and clear of all Encumbrances (other than the Permitted Encumbrances). The Company has not entered into any contract or made any commitment to sell all or any part of the Acquired Assets. The Acquired Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by the Company in the conduct of the business and operations of the Division, consistent with historical and current practices. The parties agree that some of the personal and mixed assets and property of the Company are used jointly by both the Division and the non-network services agency groups of the Company. With respect to such jointly used personal and mixed assets and property, the parties agree to negotiate in good faith to determine which of those items are allocable to the Division (in which case such item in its entirety will become part of the Acquired Assets) and which of those items are allocable to the Company (in which case such item in its entirety will remain the property of the Company). The Company owns or leases all equipment and other tangible assets necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted. Each such tangible asset material to the Business has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). There are no leases of real property with respect to the Business which are between the Company and any shareholder, officer or director or any relative or affiliate thereof. As of the Closing Date, no Person other than the Company will own any asset, tangible or intangible, which is used in the Business. All operations and activities with respect to the Business have been conducted in and through the Division.

              (ii) The Premises constitute all of the real property, buildings and improvements used by the Company in the Business. To the best knowledge of the Company, the Premises have been occupied, operated and maintained in accordance with applicable Legal Requirements. The Company has not received notice of violation of any Legal Requirement or Permit relating to the operations of the Business or its owned or leased properties relating thereto.

              (iii) No party to any lease with respect to any Premises has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

         (h) Lists of Contracts and Other Matters. Attached as Exhibit 3.1(h)(i) is a correct and complete list setting forth the following items, to the extent such items relate to the Acquired Assets, the Assumed Liabilities or the
Business:

              (i) the following contracts and other agreements in effect as of the date of this Agreement to which the Company is a party:

                    (A) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per year;

                    (B) any agreement involving a deposit in an amount greater than $10,000;

                    (C) any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one year, result in a material loss to the Business or involve consideration in excess of $10,000;

                    (D) any agreement concerning a partnership or joint venture;

                    (E) any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has granted any Encumbrances on any of its assets, tangible or intangible;

                    (F) any agreement concerning confidentiality or noncompetition;

                    (G) any agreement with any of its employees;

                    (H) any profit sharing, stock option, stock purchase, phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

                    (I) any collective bargaining agreement;

                    (J) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits;

                    (K) any agreement under which the Company has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

                    (L) any agreement obligating the Company to meet another party's unspecified requirements for goods or services or obligating any of them to purchase an unspecified amount of goods or services based on another party's ability to supply them;

                    (M) any agreement under which the consequences of a default or termination could have a material adverse effect on the Business or its financial condition, operations, results of operations or future prospects; or

                    (N) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

              (ii) All material claims, deposits, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment of the Company.

              (iii) All material franchises, approvals, Permits, licenses, Orders, registrations, certificates, variances and similar rights of the Company (all of which are in full force and effect).

              (iv) Each item of Intellectual Property owned by the Company or which is used by the Company in the Business and, in each case where the Company is not the owner, the owner of the Intellectual Property.

              (v) The name of each bank or other financial institution or entity in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

         The Company has delivered to PentaStar a correct and complete copy of each written agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h). With respect to each such agreement, (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (except for those franchises, approvals, Permits, Licenses, Orders, registrations, certificates or variances of the Company set forth on Exhibit 3.1(h)(ii) which have been granted, issued or given by Governmental Authorities and which are not, by their terms, transferable to the Acquiror); (C) neither the Company, nor, to the best knowledge of the Company, any other party is in breach or default, and, to the best knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (i) Litigation; Compliance with Applicable Laws and Rights.

              (i) There is no outstanding Order against, nor, except as set forth on Exhibit 3.1(i)(i), is there any litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the best knowledge of the Company, threatened against, the Company or its assets or business or relating to the transactions contemplated by this Agreement, nor is there any basis for any such action.

              (ii) To the best knowledge of the Company, except as set forth on
Exhibit 3.1(i)(ii), neither the Company (with respect to the Business) nor the Acquired Assets are in violation of any applicable Legal Requirement or Right. The Company has not received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the best knowledge of the Company, threatened against the Company alleging any such violation.

         (j) Notes and Accounts Receivable. The notes and accounts receivable of the Company relating to the Business reflected on the Latest Balance Sheet, the residual contract payments described on Exhibit 3.1(j), and all notes and accounts receivable (including residual payment contract rights) relating to the Business arising on or prior to the Closing, arose from bona fide transactions by the Company in the ordinary course of business, are valid receivables with trade customers subject to no set offs or counterclaims. The foregoing notwithstanding, the Company makes no representation or warranty with respect to future residual payments by Ameritech in the following circumstances: (i) if, after the Closing, Ameritech withholds payment on residual receivables as a result of a dispute with PentaStar arising out of issues and claims which occurred, or had their origin, after the Closing (but excluding issues and claims which arise, or have their origin, before the Closing or relate to the Company); (ii) if, after the Closing, a customer has placed an order through PentaStar, as its agent, to increase the level and length of its service with Ameritech and Ameritech has agreed to pay PentaStar a larger residual payment for a longer period of time for such service; (iii) if, after the Closing, PentaStar has unilaterally elected to discontinue selling services as an Ameritech agent; or (iv) if, beginning 36 months after the Closing Date, Ameritech unilaterally (and universally throughout its agency program) discontinues making residual payments on all contracts in its agency program.

         (k) Product Quality, Warranty and Liability. All services and products sold, leased, provided or delivered by the Company to customers of the Business on or prior to Effective Date or the Closing conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof. No service or product sold, leased, provided or delivered by the Company to customers on or prior to Effective Date or the Closing is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has no Liability and there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company on or prior to the Closing Date. All product or service liability claims that have been asserted against the Company with respect to the Business since January 1, 1997, whether covered by insurance or not and whether litigation has resulted or not, other than those listed and summarized on Exhibit 3.1(i)(i), are listed and summarized on Exhibit 3.1(k).

         (l) Insurance. The Company has policies of insurance (i) covering risk of loss on the Acquired Assets, (ii) covering products and services liability and liability for fire, property damage, personal injury and workers' compensation coverage and (iii) for business interruption, all, to the best knowledge of the Company, with responsible and financially sound insurance carriers in adequate amounts and in compliance with governmental requirements and in accordance with good industry practice. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies shall remain in full force and effect until the Closing. Neither the Company nor any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Company, does any basis for any such claim, action, suit or proceeding exist. All premiums have been paid on such policies as of the date of this Agreement and shall be paid on such policies through the Closing. The Company has been covered during the three years prior to the date of this Agreement by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. All claims made during such five-year period with respect to any insurance coverage of the Company other than those described on Exhibit 3.1(k), are set forth on
Exhibit 3.1(l).

         (m) Pension and Employee Benefit Matters. Neither the Acquiror nor PentaStar shall suffer any Liability or Adverse Consequence from the Company's administration or termination of any of its Employee Benefit Plans or from any failure of any pre-Closing or post-Closing distribution of benefits to employees of the Company to be made by the Company in compliance with all applicable Legal Requirements. Neither the Acquiror nor PentaStar shall have any obligation to employ any employee of the Company or to continue any Employee Benefit Plan, and shall have no Liability under any plan or arrangement maintained by the Company for the benefit of any employee. The Company shall remain liable for all costs of employee compensation, including benefits and Taxes relating to employment and employees attributable to periods through the Closing Date, whether reported by the Closing Date or thereafter, and all group health plan continuation coverage to which any employee, former employee or dependent is entitled because of a qualifying event (as defined in Section 4980B(f)(3) of the Code) occurring through the Closing Date or as a result of termination of employment with the Company because of the transactions contemplated by this Agreement and any benefit or excise tax liability or penalty or other costs arising from any failure by the Company to provide group health plan continuation coverage. Except as set forth on Exhibit 3.1(m), neither the Company nor any Affiliated Group which includes the Company (if any) maintains, administers or contributes to, has maintained, administered or contributed to, or has any Liability to contribute to, any

Employee Benefit Plan. Exhibit 3.1(m) lists each Employee Benefit Plan that is, or at any time during the past six years was, maintained, administered, contributed to or required to be contributed to by the Company or any Affiliated Group (if any) which includes or has included the Company, and the date of termination of each such Employee Benefit Plan (if any) which has been terminated. The Company has no Liability (and there is no basis for the assertion of any Liability) as a result of the Company's or any such Affiliated Group's maintenance, administration or termination of, or contribution to, any Employee Benefit Plan. Neither the Company nor any member of any Affiliated Group (if any) which includes or has included the Company has ever been required to contribute to any Multiemployer Plan (as defined in ERISA Section 3(37)) nor has incurred any Liability under Title IV of ERISA.

         (n) Employees and Labor.

              (i) The Company has not received any notice, nor, to the best knowledge of the Company, is there any reason to believe that any Key Employee of the Company with respect to the Business or any group of employees of the Company with respect to the Business has made plans to terminate his, her or its employment with the Company. To the best knowledge of the Company, no Key Employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such Key Employee from devoting his or her full business time to the affairs of the Company with respect to the Business prior to the Closing and, if such person becomes an employee of the Acquiror or PentaStar, to the affairs of the Acquiror or PentaStar after the Closing. The Company is not required to give any notice under the Worker Adjustment and Retraining Notification Act, as amended, or any similar Legal Requirement as a result of this Agreement, the Other Seller Agreements or the transactions contemplated hereby or thereby. The Company does not have any labor relations problems or disputes with respect to the Business, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes with respect to the Business. The Company is not a party to or bound by any collective bargaining agreement with respect to the Business, there is no union or collective bargaining unit at the Company's facilities, and no union organization effort has been threatened, initiated or is in progress with respect to any employees of the Company.

              (ii) Exhibit 3.1(n)(ii) lists (A) the name of each salesperson (whether such salesperson was an employee or independent contractor) of the Company with respect to the Business who has left the employment of the Company in the twelve-month period ending February 29, 2000 and who generated in the twelve-month period prior to such salesperson's departure more than $100,000 in commission revenues from Ameritech, (B) the date such salesperson left the employment of the Company and (C) the dollar amount of orders booked by the Company during the twelve-month period prior to the date such salesperson left the employment of the Company which were attributable to such salesperson or for which such salesperson was responsible.

         (o) Customer and Service Provider Relationships. Exhibit 3.1(o)(i) lists each customer that individually or with its affiliates was, based on the Division's revenues during the fiscal year ended December 31, 1998 or the fiscal year ended December 31, 1999, one of the Division's ten largest customers during such fiscal year or accounted for 2% or more of the Division's revenues during such fiscal year (the "Principal Customers"). Exhibit 3.1(o)(ii) lists each Person who was a service provider to the customers of the Division as of December 31, 1999 or as of the date of this Agreement (the "Principal Providers"). The Company has good commercial working relationships with its Principal Customers and Principal Providers and since December 31, 1999 no Principal Customer or Principal Provider has canceled or otherwise terminated its relationship with the Company materially decreased its purchases from the Company or such providers or services supplied to the Company or its customers, or threatened to take any such action. The Company has no basis to anticipate any problems with the Company's customer or service provider relationships. To the best knowledge of the Company no Principal Customer or Principal Provider has any plans to terminate its relationship with the Company and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not adversely affect the relationship of the Company with any Principal Customer or Principal Provider prior to the Closing or of the Acquiror or PentaStar with any Principal Customer or Principal Provider after the Closing.

         (p) Environmental Matters. The Company is conducting and at all times has conducted its business and operations, and has occupied, used and operated its Premises and all other real property and facilities presently or previously owned, occupied, used or operated by it, in compliance with all Environmental Obligations and so as not to give rise to Liability under any Environmental Obligations or to any impact on the Company's business or activities. The Company has no Liability under any Environmental Obligation, nor is there any basis for any such Liability.

         (q) Intellectual Property. The Company owns or has the legal right to use each item of Intellectual Property required to be identified on Exhibit 3.1(h). The continued operation of the business of the Division as currently conducted shall not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of the Company, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any Intellectual Property included in the Acquired Assets. Neither the Company nor any owner of any Intellectual Property included in the Acquired Assets has granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Business. No claims are pending or, to the knowledge of the Company, threatened, that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Company, all of the Intellectual Property that is owned by the Company is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property that are licensed by the Company are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement shall not result in the loss or material diminution of any Intellectual Property or rights in Intellectual Property.

         (r) Year 2000 Warranty. To the best knowledge of the Company, the computer software owned by the Company with respect to the Business and all other Intellectual Property used or held for use by the Company with respect to the Business accurately processes date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999 when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which the Company has no control ("Third Party Products") with which such Company software or other Intellectual Property was designated or intended to operate at the time such Company software was (A) developed or (B) first provided to the Company's customers, or tested by the Company for such customers, whichever is later. Notwithstanding the foregoing, the Company shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date
September 9, 1999; or (y) any modification of the Company software by any party other than the Company (unless such modification was made at the direction of the Company).

         (s) Brokers' Fees. Except as set forth on Exhibit 3.1(s), the Company has no, and shall not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         (t) Guaranties. The Company is not a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person. Except as set forth on Exhibit 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company.

         (u) Investment Representations. (i) The Company is acquiring the shares of PentaStar Common Stock to be issued pursuant to this Agreement (the "PentaStar Shares") for the Company's own account and not on behalf of any other Person; the Company is aware and acknowledges that the PentaStar Shares have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available; (ii) the Company has been furnished all information that the Company deems necessary to enable it to evaluate the merits and risks of an investment in PentaStar, including, without limitation, the information described on Exhibit 3.1(u)(ii); the Company has had a reasonable opportunity to ask questions of and receive answers from PentaStar concerning PentaStar, the PentaStar Shares and any and all matters relating to the transactions described herein or in the information described on Exhibit 3.1(u)(ii), and all such questions, if any, have been answered to the full satisfaction of the Company; (iii) no Person other than the Company has (A) any rights in and to the PentaStar Shares, which rights were obtained through or from the Company; or (B) any rights to acquire the PentaStar Shares, which rights were obtained through or from the Company; (iv) the Company has such knowledge and expertise in financial and business matters (including knowledge and expertise in the business and proposed business of PentaStar) that the Company is capable of evaluating the merits and risks involved in an investment in the PentaStar Shares; and the Company is financially able to bear the economic risk of the investment in the PentaStar Shares, including a total loss of such investment; (v) the Company has adequate means of providing for its current needs and has no need for liquidity in its investment in the PentaStar Shares; (vi) the Company is aware that the acquisition of the PentaStar Shares is an investment involving a risk of loss and that there is no guarantee that the Company shall realize any gain from this investment, and that the Company could lose the total amount of its investment; (vii) the Company understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the PentaStar Shares for investment, or any recommendation or endorsement of the offering of the PentaStar Shares; (viii) the Company is acquiring the PentaStar Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of PentaStar Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state, unless an exemption from registration is available, as established to the reasonable satisfaction of PentaStar, by opinion of counsel or otherwise; (i) except as set forth herein, no representations or warranties have been made to the Company by PentaStar or any agent, employee or affiliate of PentaStar, and in entering into this transaction the Company is not relying upon any information, other than from the results of independent investigation by the Company; and (x) the Company understands that the PentaStar Shares are being offered to the Company in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PentaStar is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the applicability of such exemptions and the suitability of the Company to acquire the PentaStar Shares; and (xi) the Company is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is a resident of the State of Illinois.

         All the certificates representing PentaStar Shares shall bear the following legend, in addition to the legend required by Section 5.8:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE ISSUER RECEIVES AN OPINION OF COUNSEL TO THE ISSUER OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         (v) Disclosure. None of the documents or information provided to PentaStar by the Company or any agent or employee thereof in the course of PentaStar's due diligence investigation and the negotiation of this Agreement and Section 3.1 of this Agreement and the disclosure Exhibits referred to therein, including the financial statements referred to above in Section 3.1, contains any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact which materially adversely affects the Business or the condition, affairs or operations of the Division, the Business or any of the Acquired Assets which has not been set forth in this Agreement or such Exhibits, including such financial statements.

         Nothing in the disclosure Exhibits referred to in Section 3.1 shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable disclosure Exhibit identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Company acknowledges and agrees that the fact that it has made disclosures pursuant to Section 3.1 or otherwise of matters, or did not have knowledge of matters, which result in Adverse Consequences to PentaStar or the Acquiror shall not relieve the Company of its obligation pursuant to Section 7 of this Agreement to indemnify and hold PentaStar and the Acquiror harmless from all Adverse Consequences.

     3.2 Representations and Warranties of PentaStar. PentaStar represents and warrants to the Company that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2).

         (a) Organization, Good Standing, Power, Etc. PentaStar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. PentaStar and the Acquiror are each qualified to do business as foreign corporations and are in good standing in all jurisdictions in which the nature of the respective businesses conducted by each of them or the respective properties owned, leased or operated by each of them make such qualification necessary. This Agreement and the Other PentaStar Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action. Each of PentaStar and the Acquiror have full corporate power and authority to execute, deliver and perform this Agreement and the Other PentaStar Agreements to which it is a party, and this Agreement constitutes, and the Other PentaStar Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of PentaStar or the Acquiror, as the case may be, and shall be enforceable in accordance with their respective terms against PentaStar or the Acquiror, as the case may be.

         (b) Capitalization.

              (i) The authorized, issued and outstanding shares of the capital stock of PentaStar are as set forth on Exhibit 3.2(b)(i).

              (ii) At the time of issuance thereof and delivery to the Company, the PentaStar Shares to be delivered to the Company pursuant to this Agreement shall be duly authorized and validly issued shares of PentaStar's Common Stock, and shall be fully paid and nonassessable. Such PentaStar Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those arising under applicable federal and state securities laws, under this Agreement or under any Other Seller Agreement to which the Company is a party.

              (iii) All of the issued and outstanding capital stock of the Acquiror is owned by PentaStar.

         (c) No Violation of Agreements, Etc. The execution, delivery and performance of this Agreement and the Other PentaStar Agreements, and the consummation of the transactions contemplated hereby and thereby shall not (i) violate any Legal Requirement to which PentaStar or the Acquiror is subject or any provision of the certificate of incorporation or bylaws of PentaStar or the Acquiror or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of PentaStar or of the Acquiror pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which PentaStar or the Acquiror is a party or by which PentaStar or the Acquiror or any of their respective assets and properties is bound or subject. Except for notices and consents that shall be given or obtained by PentaStar prior to the Closing, neither PentaStar nor the Acquiror need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

     3.3 Survival of Representations. The representations and warranties contained in Sections 3.1 and 3.2 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for four years, except that the Liabilities of the Company with respect to the representations and warranties set forth in Section 3.1(f) shall survive until expiration of the applicable statute of limitations and except that the Liabilities of the Company with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(m), 3.1(p), 3.1(q), 3.1(u) and 3.1(v) and the Liabilities of
PentaStar with respect to the representations and warranties set forth in Sections 3.2(a) and 3.2(b) shall survive without termination.

     3.4 Representations as to Knowledge. The representations and warranties contained in Article 3 hereof shall in each and every case where an exercise of discretion or a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith after reasonable investigation (including, in the case of the Company, inquiry of the applicable employees of the Company), with due diligence, to the best efforts of such party and be exercised always in a reasonable manner and within reasonable times.

4. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     4.1 General. Each of the parties shall use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section
6) and the other agreements contemplated hereby. Without limiting the foregoing, the Company shall give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

     4.2 Operation and Preservation of Business. The Company shall not engage in any practice, take any action or enter into any transaction outside the ordinary course of its business; provided, however, that in no event shall any action be taken or fail to be taken by the Company or any transaction be entered into by the Company which would result in a breach of any representation, warranty or covenant of the Company contained herein; and, provided further, that the Company shall not to take any material actions with respect to the Business or Acquired Assets without the prior written agreement of PentaStar. The Company shall keep the Business and the Acquired Assets, including its current operations, physical facilities, working conditions and relationships with customers, service providers, lessors, licensors and employees with respect to the Business, intact.

     4.3 Full Access. The Company shall permit PentaStar and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Business.

     4.4 Notice of Developments. PentaStar has provided to the Company a list of Exhibits and a due diligence list which are to be completed and delivered to PentaStar by April 7, 2000 (collectively, the "Initial Disclosure Exhibits/List," a copy of which is attached as Exhibit 4.4(a)) and a list of Exhibits and a due diligence list which are to be completed and delivered to PentaStar by May 15, 2000 (collectively, the "Second Disclosure Exhibits/List," a copy of which is attached as Exhibit 4.4(b)). The Company shall disclose to PentaStar by April 7, 2000 all material items and issues which are required to be disclosed in the Initial Disclosure and shall disclose to PentaStar by May 15, 2000 all other items and issues which are required to be disclosed in the Initial Disclosure. Additionally, the Company shall disclose from April 8 to May 15, 2000 additional items and issues relating to categories which are not required to be disclosed in the Initial Disclosure Exhibits/ List but which are required to be disclosed in the Second Disclosure Exhibits/List; provided, however, that the Company shall have until May 15, 2000 to deliver to PentaStar Exhibit 5.7 (which shall be in form and substance satisfactory to PentaStar) and a detailed list (based upon a physical inventory) of all tangible assets to be included in the Acquired Assets, which list shall also set forth the book value (purchase price less accumulated depreciation) of each such tangible asset. The Company shall give prompt written notice to PentaStar of any material development which occurs after the date of this Agreement and before the Closing and affects the Business, the assets, Liabilities, financial condition, operations, results of operations, future prospects of the Business or the representations, warranties, covenants or disclosure Exhibits of the Company. No such written notice, however, shall be deemed to amend or supplement any disclosure Exhibit or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     4.5 Exclusivity. The Company shall not, to the extent any of the following could adversely affect the Business, the Acquired Assets or the rights of PentaStar or the Acquiror hereunder, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company shall not permit any shares of the Company's stock to be voted in favor of any such transaction. The Company shall notify PentaStar immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     4.6 Announcements; Securities Law Restrictions. Prior to the Closing, the Company shall not disclose to any Person, nor issue any press release or make any public announcement concerning, the existence, terms or subject matter of this Agreement without the prior written approval of PentaStar, except as (and only to the extent) previously publicly announced by PentaStar, and except that the Company may issue its initial press release with respect to this Agreement prior to PentaStar's release of its initial press release concerning this Agreement so long as, prior to the release thereof, (a) the Company coordinates its initial release with PentaStar and (b) the disclosure therein concerning PentaStar and the conditions to the Closing are satisfactory to PentaStar, provided that PentaStar's approval is not unreasonably withheld. The Company acknowledges that PentaStar presently does not intend to issue any such press release or make any such public announcement unless and until it has entered into arrangements, or received assurances, satisfactory to it concerning the assumption or replacement of the Merrill Lynch Debt Obligation and of the Authorized Distributor Agreement dated as of January 1, 1999 between Ameritech and the Company (collectively, the "Specified Consents"). The Company shall use its best efforts to cause Merrill Lynch and Ameritech to give the Specified Consents to PentaStar. Receipt by PentaStar of the Specified Consents is a material condition precedent to PentaStar's obligations hereunder. Further, neither the Company nor any of its directors, officers or affiliates shall violate the United States securities laws which restrict the Company or any such Persons, as Persons with material non-public information concerning PentaStar obtained directly or indirectly from PentaStar, from purchasing or selling securities of PentaStar or from communicating such information to any other Person under any circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

     4.7 Bulk Sales Laws. In reliance upon its indemnification rights set forth in Section 7, the Acquiror waives compliance by the Company with the bulk transfer law and any other similar law of any applicable jurisdiction in respect to the transactions contemplated by this Agreement.

     4.8 Shareholders' Meeting.

         (a) The Company, acting through its board of directors, shall, in accordance with applicable Legal Requirements and the Company's articles or certificate of incorporation and bylaws, duly call, give notice of, convene and hold a meeting (including any adjournment or postponement thereof, the "Meeting") of its shareholders as soon as practicable following the date of this Agreement, but in any event no later than 20 days after the mailing of the Proxy Statement for the purpose of considering and taking action upon the approval of the sale of the Acquired Assets to the Acquiror pursuant to this Agreement (the "Transaction"). The Company shall cause the Meeting to be held, and such vote shall be taken not, later than June 1, 2000. The board of directors shall recommend such approval by the shareholders and shall take all reasonable, lawful action to solicit such approval by the shareholders of the Company.

         (b) The Company shall (i) as promptly as practicable following the date of this Agreement (but in any event by May 1, 2000), prepare and file with the SEC and use its best efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable, a proxy statement and a form of proxy in connection with the vote at the Meeting of its shareholders with respect to the Transaction (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the shareholders, is the "Proxy Statement") and (ii) otherwise comply with all Legal Requirements applicable to the Meeting. PentaStar shall be permitted to review drafts of such Proxy Statement. The Company shall include in the Proxy Statement the recommendation of its board of directors that shareholders of the Company vote in favor of the approval of the Transaction. The Company shall notify PentaStar promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or for additional information, and shall supply PentaStar with copies of all correspondence between the Company and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement. The Proxy Statement shall comply with all applicable Legal Requirements.
         (c) The Company shall cause each of its affiliates to vote at the Meeting all shares of the capital stock of the Company that each owns in favor of the Transaction.

     4.9 Certain Assets. Prior to the Closing Date, the Company shall (a) pay all Liabilities owed to any Person with respect to any equipment or fixed assets which are used or held for use in the Business, including, without limitation, that leased under capital leases, and (b) cause all affiliates of the Company who own any assets which are used or held for use in the Business to transfer such assets to the Company, in order that all such equipment, fixed assets and other assets are included in the Acquired Assets and transferred by the Company to the Acquiror free and clear of any Encumbrance or Tax. The Company shall deliver to PentaStar at the Closing evidence that all such equipment, fixed assets and other assets are then owned by the Company free and clear of any Encumbrance or Tax (other than the Permitted Encumbrances).

     4.10 Interim Financial Statements. Within 10 days of the end of each month (beginning with the month ending March 31, 2000) between the date of this Agreement and the Closing, the Company shall deliver to PentaStar an unaudited balance sheet of the Division as of the last day of each such month and the related statements of income, shareholders' equity and cash flows from the Division for the period from January 1, 2000 through such month end. All such financial statements shall conform to the representations and warranties set forth in Section 3.1(d), and such representations and warranties shall be deemed made with respect to such financial statements as a result of their delivery to PentaStar.

     4.11 Incentive Agreements. Not later than May 15, 2000 the Company shall have entered into the Incentive Cash Compensation Agreements and the Incentive Stock Agreements. Such agreements shall be prepared by Telecomm, conform to the principal terms set forth on Exhibit 4.11 and be in form and substance reasonably satisfactory to PentaStar.

5. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing.

     5.1 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

     5.2 Transition. The Company shall not take any action at any time that is designed or intended to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Division from establishing or continuing a business relationship with the Acquiror or PentaStar after the Closing.

     5.3 Cooperation. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving any of the Acquired Assets or the Company's business, each of the other parties shall cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

     5.4 Confidentiality. The Company shall treat and hold as confidential all Confidential Information concerning PentaStar, the Business or the Acquired Assets, refrain from using any such Confidential Information and deliver promptly to PentaStar or destroy, at the request and option of PentaStar, all of such Confidential Information in its or their possession.

     5.5 Financial Statements. The Company shall, upon request of PentaStar, cooperate with PentaStar and render such assistance to PentaStar and its accountants as may be required to produce such historical and on-going financial statements and audits as PentaStar may request, including, without limitation, signing management representation letters reasonably requested by PentaStar's auditors, all at the sole cost and expense of PentaStar, but without additional consideration to the Company. The Company acknowledges that PentaStar may be required by applicable Legal Requirement to include audited financial statements with respect to the Business in reports filed with governmental agencies and that the inability to audit the financial statements as of the Effective Date promptly after the Closing could have a material adverse effect on PentaStar.

     5.6 Satisfaction of Liabilities. The Company shall pay and perform, as and when due, all Liabilities (other than the Assumed Liabilities) relating to the Company, the Business and the Acquired Assets, including without limitation, all Taxes attributable to the transactions contemplated by this Agreement. Further, the Company at its expense, promptly shall take or cause to be taken any action necessary to remedy any failure of the Premises or the acquired business to comply at the Closing with any Legal Requirement, upon receipt of notice from PentaStar at any time. The Acquiror shall pay and perform, as and when due (except to the extent the validity thereof or the liability therefor is being contested by the Acquiror), the Assumed Liabilities.

     5.7 Repurchase of Unpaid Receivables. The Company guarantees (a) that the Closing Accounts Receivable (other than those which are the subject of clause
(b) of this sentence) shall be fully paid to the Acquiror in accordance with their terms at their recorded amounts not later than 180 days from the Closing Date, and (b) that the residual payments due from Ameritech with respect to contracts existing on the Closing Date shall be made no later than 120 days after the date that they are due as set forth in the schedule of residual payments attached as Exhibit 5.7 (or, in the case of Ameritech contracts which are not on Exhibit 5.7 due to the fact that they were entered into between the time Exhibit 5.7 was prepared and the Closing Date, not later than 120 days after the date each such payment thereunder is due in accordance with its normal, stated terms). Upon demand by PentaStar or the Acquiror (a) at any time after the date which is 180 days after the Closing Date, the Company shall pay to the Acquiror the full amount of any unpaid Closing Account Receivable (other than those which are the subject of clause (b) of this sentence) which is the subject of such demand, and (b) at any time after the date which is 120 days after the date that a residual payment is due from Ameritech with respect to contracts existing on the Closing Date as set forth on Exhibit 5.7 (or, in the case of Ameritech contracts which are not due to the fact that they were entered into between the time Exhibit 5.7 was prepared and the Closing Date, at any time which is 120 days after the date such payment thereunder was due in accordance with its normal, stated terms) Company shall pay to the Acquiror the full amount of any unpaid residual which is due and payable as set forth on Exhibit 5.7 (or, for residual payments due from Ameritech under contracts which are not set forth on Exhibit 5.7, the full amount of any unpaid residual as set forth in such contract). Notwithstanding anything to the contrary set forth in the first two sentences of this Section 5.7, after the period ending 36 months after the Closing Date the Company's guarantee of residual payments due from Ameritech shall not apply to residual payments which, by their normal, stated terms are due after such 36-month period (for example, assume a contract that is in place as of the Closing Date and has payments due for 48 months after the Closing Date, then after 36 months has elapsed from the Closing Date the last 12 months of payments due would not be guaranteed; however, if 36 months from the Closing Date has not yet elapsed and payment on the residual is discontinued (other than for the reasons set forth in clauses (i), (ii) or (iii) of Section 3.1(j)), then the guarantee would be in effect for the total amount of the contract, including the portion thereof that relates to the period after 36 months from the Closing
Date). Upon payment to the Acquiror, such Closing Accounts Receivable shall, without further action of any party, become the property of the Company, which may pursue collection thereof; provided, however, that the Company shall notify the account obligor that such collection efforts are not being undertaken on behalf of the Acquiror. From the Closing until 180 days after the Closing Date, PentaStar (through the Acquiror) shall apply its standard accounts receivable collection procedures to the Closing Accounts Receivable; provided, however, neither the Acquiror nor PentaStar shall be required to institute suit, utilize third-party collection agencies or other agents or take other extraordinary collection actions with respect to the Closing Accounts Receivable; and, provided further, that the failure of any collection activities of the Acquiror, PentaStar or any such collection agency or other agent shall not relieve the Company from its guarantee of the Closing Accounts Receivable, including the Ameritech residual payments, as described in this Section 5.7.

     5.8 Transfer Restrictions. Unless otherwise agreed by PentaStar, the Company shall not sell, assign, exchange, transfer, pledge or otherwise dispose of at any time prior to the date which is 18 months after the Closing any of the PentaStar Shares received by the Company as part of the Purchase Price, whether such shares are Closing Shares or are issued pursuant to Section 2.3(b)(iii). Thereafter, subject to the other limitations in this Section 5.8, up to 33.33% of the PentaStar Shares received and retained by the Company as part of the Purchase Price may be resold at any time, and an additional 17.00% of the PentaStar Shares received and retained by the Company as part of the Purchase Price may be resold beginning 24 months after the Closing. Subject to the other limitations in this Section 5.8, any remaining PentaStar Shares may not be sold until the earlier to occur of (i) sale of all or substantially all of the assets or outstanding shares of PentaStar, whether by way of merger, acquisition or other method (except a merger or consolidation immediately after which the Persons who were shareholders of PentaStar before the transaction own a majority of the outstanding shares of the surviving or resulting entity) or (ii) October 26, 2004. Notwithstanding anything to the contrary in this Section 5.8, (x) none of the Closing Shares may sold, assigned, exchanged, transferred, pledged or hypothecated unless and until they are released to the Company from the Escrow Account and (y) none of the PentaStar Shares which are subject to the Contingent Stock Agreement may be sold, assigned, exchanged, transferred, pledged or otherwise disposed of except as set forth in the Contingent Stock Agreement. Certificates for the PentaStar Shares issued to the Company pursuant to the Agreement shall bear a legend substantially in the form set forth below as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN PURCHASE AGREEMENT DATED AS OF APRIL ____, 2000 (THE "AGREEMENT"), BY AND AMONG THE ISSUER, PENTASTAR CORPORATION AND TELECOMM INDUSTRIES CORP. PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD SET FORTH IN THE AGREEMENT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION WHICH VIOLATES THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER RELATING TO THIS RESTRICTIVE LEGEND PLACED WITH THE TRANSFER AGENT) WHEN THE APPLICABLE HOLDING PERIOD HAS EXPIRED.

     PentaStar shall issue separate certificates to the Company representing the shares of PentaStar Shares subject to each of the three periods of restriction contemplated by this Section 5.8.

     The restrictions set forth along in this Section 5.8 shall be in addition to any restrictions on transfer imposed by the Securities Act and applicable state securities laws. The Company also agrees to comply with such restrictions.

     5.9 Premises. Prior to the Closing, the Acquiror shall sublease a portion of each of the Premises based on the Exhibit 2.0 Occupancy and Related Costs Spreadsheet that is a part of Exhibit 2.3(b)(i). These subleases will be for the PentaStar Total Rent Obligation in the Occupancy and Related Costs Spreadsheet plus a pro rata allocation of the total expenses for each location in the categories described in the Occupancy and Related Costs Spreadsheet (property taxes, HVAC, utilities, building maintenance, dedicated circuits, building repairs, other occupancy expenses, telephone services and Internet services) based on the percentages set forth in the Occupancy and Related Costs Spreadsheet. However, within 180 days of the Closing Date (the "Determination Period"), the Acquiror and the Company shall make a determination as to whether or not each desires to continue subleasing such portions of all or any part of the Premises from the Company, or to the Acquiror, and shall provide notice thereof to each other. If the Acquiror desire to not continue subleasing such portions of all or any part of the Premises from the Company and so notifies the Company or if the Company desires to not continue subleasing such portions of all or any part of the Premises to the Acquiror and so notifies the Acquiror, the Acquiror and the Company shall work together for an additional 180 days from the end of the Determination Period to provide for the Acquiror or the Company to vacate, modify its sublease or enter into a master lease for such of the Premises.

6. Conditions to Closing.

     6.1 Conditions to Obligation of PentaStar. The obligation of PentaStar to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

         (a) the Company's representations and warranties shall be correct and complete at and as of the Effective Date and the Closing and any written notices delivered to PentaStar pursuant to Section 4.4 and the subject matter thereof shall be satisfactory to PentaStar;

         (b) the Company shall have performed and complied with all of their covenants hereunder through the Closing;

         (c) the Required Vote shall have been obtained and the Company shall have given all notices and procured all of the third party consents, authorizations and approvals (including, without limitation, the Specified Consents and with respect to BellSouth and the other service providers for whom the Company acts as an agent) required to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar;

         (d) no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Acquiror to own the Acquired Assets and conduct the acquired business, and no such Order shall be in effect;

         (e) there shall have been no adverse change in the Division, the Acquired Assets or the Business between the date of execution of this Agreement and the Closing;

         (f) the Company shall have delivered to PentaStar (i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (e) is satisfied in all respects, (ii) a certificate as to the adoption of resolutions by the board of directors and shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby and (iii) a good standing certificate, dated within 10 days of the Closing, from the Secretary of State of the State of the Company's jurisdiction of incorporation and each other state in which the Company is qualified or authorized to do business as a foreign corporation.

         (g) the Company shall have caused the Other Seller Agreements to have been executed and delivered by the parties thereto other than PentaStar and the Acquiror;

         (h) PentaStar shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit 6.1(h) addressed to PentaStar and the Acquiror dated as of the Closing;

         (i) PentaStar shall have completed its due diligence with respect to the Division, the business and the Acquired Assets, including, without limitation, the Initial Disclosure Exhibits/List and the Second Disclosure Exhibits/List, with results satisfactory to PentaStar;

         (j) financing necessary for the consummation of the transactions contemplated hereby and the operation of the Business shall be available to PentaStar on terms and conditions satisfactory to it;

         (k) the owners of the real property underlying the Premises leases, and each Person having an Encumbrance on such property, shall have executed and delivered estoppel, nondisturbance and landlord waiver agreements relating thereto satisfactory to PentaStar;

         (l) [INTENTIONALLY OMITTED.]

         (m) PentaStar shall have received from the Company UCC, lien, judgment and litigation searches with respect to the Company and the Acquired Assets and evidence of the termination of all Encumbrances, other than Permitted Encumbrances, against the Acquired Assets;

         (n) the Company shall have delivered to the Acquiror possession and control of the Acquired Assets;

         (o) the Company shall have executed and delivered to PentaStar appropriate documentation to transfer to the Acquiror record ownership of all registered Intellectual Property and applications therefor included in the Acquired Assets, in form appropriate for filing with the U.S. Patent and Trademark Office or other applicable Governmental Authority; and

         (p) the Company shall have delivered to PentaStar such other instruments, certificates and documents as are reasonably requested by PentaStar in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar.

Once the Required Vote has been obtained, if the Company fails to deliver any item, or take any action, specified in Sections 6.1(a) through (c), 6.1(f) through (h) or 6.1(k) through (p), then PentaStar and the Acquiror may cause the Closing to occur by delivering to the Company the items, and taking the actions, specified in Sections 6.2(a) through (e), and upon such delivery and the taking of such actions the Closing shall be deemed to have been completed. Such Closing shall not relieve the Company from any Liability to PentaStar and the Acquiror for the Company's breach of any representation, warranty or covenant or for the failure to make any such delivery or take any such action.

     6.2 Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

         (a) the Required Vote shall have been obtained;

         (b) PentaStar shall have delivered to the Company a certificate to the effect that PentaStar's representations and warranties are correct and complete at and as of the Effective Date and the Closing and that PentaStar has performed and complied with all of its covenants hereunder through the Closing Date;

         (c) the Company shall have received from counsel to PentaStar an opinion in form and substance as set forth in Exhibit 6.2(c), addressed to the Company and dated as of the Closing;

         (d) the Company and its Subsidiaries shall have been released by Merrill Lynch from the Merrill Lynch Debt Obligation; and

         (e) PentaStar shall have paid and deposited the Purchase Price pursuant to Section 2.3 that is to be paid at the Closing.

The Company may waive any condition specified in this Section 6.2 at or prior to the Closing.

7. Remedies for Breaches of This Agreement.

     7.1 Indemnification Provisions for Benefit of PentaStar.

         (a) If the Company breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company has breached) any of the representations or warranties of the Company contained herein and PentaStar gives notice thereof to the Company within the Survival Period, or if the Company or any Person other than PentaStar or the Acquiror breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company or any Person other than PentaStar or the Acquiror has breached) any covenants of the Company or any Person other than PentaStar or the Acquiror contained herein or any representations, warranties or covenants of the Company contained in any Other Seller Agreement and PentaStar gives notice thereof to the Company, then the Company agrees to indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period, provided, however, that the Company shall not have any obligation to indemnify PentaStar or the Acquiror from and against any Adverse Consequences based upon the breach (or alleged breach) of any representation or warranty of the Company contained in Section
3.1 (other than those contained in Section 3.1(a), 3.1(b), 3.1(c), 3.1(f), 3.1(g), 3.1(s) , 3.1(q) or 3.1(u)) until PentaStar and the Acquiror have, collectively, suffered Adverse Consequences by reason of any or all such breaches (or alleged breaches) in excess of $50,000 in the aggregate (at which point the Company will be obligated to indemnify Acquiror and PentaStar from and against the entirety of all Adverse Consequences from the first dollar). In determining whether there has been a breach of any representation or warranty contained in Section 3.1 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by PentaStar or the Acquiror, such representations and warranties shall not be qualified (other than by the reference to "knowledge" set forth in the last sentence of Section 3.1(o)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. The Company also agrees to indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer which result from, arise out of, relate to or are caused by (i) any Liability of the Company not included in the Assumed Liabilities or (ii) any condition, circumstance or activity existing prior to the Closing which relates to any Legal Requirement or any act or omission of the Company or any current or former shareholder of the Company or any predecessor with respect to, or any event or circumstance related to, the Company's any current or former shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of (i) or (ii), of
(A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to PentaStar, was disclosed on any Exhibit hereto or is a matter with respect to which the Company did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing and (iii) any Liability resulting from any failure of the parties to comply with any applicable bulk sales or transfer Legal Requirement in connection with the transactions contemplated by this Agreement. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement; provided, however, that if PentaStar or the Acquiror is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, it may, at its option, join the Company in that action and have its right to indemnification adjudicated by the court.

         (b) Amounts needed to cover any indemnification claims by PentaStar or the Acquiror against the Company during the Escrow Period may be taken by PentaStar or the Acquiror, at PentaStar's option, (i) out of the Escrow Deposit or (ii) out of any shares of PentaStar Common Stock which may become issuable pursuant to Section 2.3(b), in either case, along with interest from the date of the Closing at the rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time. At the end of the Escrow Period, amounts of the Escrow Deposit which may be needed to cover pending indemnification claims made against the Escrow Deposit by PentaStar or the Acquiror (such amounts to be determined by PentaStar based upon the reasonable exercise of its business judgment) shall be retained in the Escrow Account until such claims are resolved, and any excess of the Escrow Deposit shall be paid to the Company. For purposes of indemnification claims, each of the shares of PentaStar Common Stock shall be valued at the per share price at which it was issued pursuant to Section 2.3(a)(i) or 2.3(b)(iii), as applicable. Nothing in this Section 7.1(b) shall be construed to limit PentaStar's or the Acquiror's right to indemnification to amounts on deposit in the Escrow Account or to any shares of PentaStar Common Stock which may become issuable pursuant to
Section 2.3(b), or to require that the Escrow Account or any shares which may become issuable pursuant to Section 2.3(b) first be exhausted before PentaStar or the Acquiror may resort to any other remedy available under this Agreement or otherwise. The Company shall be liable for all amounts needed to cover indemnification claims, which amounts shall be paid directly to PentaStar or the Acquiror; provided that, the total amount of Liability of the Company in respect of indemnification claims under this Section 7.1 shall be limited to the Purchase Price. During the time that any PentaStar Shares are held in the Escrow Deposit, shall have the right to vote such shares. PentaStar and the Company shall jointly give instructions to the Escrow Agent to carry out the intent of this Section 7.1(b). Any disputes concerning the escrowed property shall be settled by arbitration as provided in this Agreement. PentaStar and the Company shall each be responsible for one-half of the fees, charges and expenses payable to the Escrow Agent pursuant to paragraph a. of Article 2 of the Escrow Agreement and, except as otherwise determined pursuant to Section
9.11 of this Agreement, one-half of any amounts payable pursuant to paragraph b. of such Article 2.

     7.2 Indemnification Provisions for Benefit of the Company. If PentaStar breaches (or if any Person other than the Company alleges facts that, if true, would mean PentaStar has breached) any of its representations or warranties contained herein and the Company gives notice of a claim for indemnification against PentaStar within the Survival Period, or if PentaStar or the Acquiror, as the case may be, breaches (or if any Person other than the Company alleges facts that, if true, would mean PentaStar has breached) any of its covenants contained herein or any of its representations, warranties or covenants contained in any Other PentaStar Agreement and the Company gives notice thereof to PentaStar, then PentaStar or the Acquiror, as the case may be, agrees to indemnify and hold harmless the Company from and against any Adverse Consequences the Company may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in
Section 3.2 and in determining the amount of Adverse Consequences suffered by the Company for purposes of this Section 7.2, such representations and warranties shall not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement; provided, however, that if the Company is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, it may, at its option, join PentaStar or the Acquiror, as the case may be, in that action and have its right to indemnification adjudicated by the court.

     7.3 Matters Involving Third Parties.

         (a) If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party shall notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b) Any Indemnifying Party shall have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the

Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it shall be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (d) In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

     7.4 Right of Offset. PentaStar and the Acquiror shall have the right to offset any Adverse Consequences either of them may suffer or any amounts due them hereunder against any amounts payable or shares of PentaStar Common Stock issuable pursuant to this Agreement or any Other Seller Agreement to the Company or any affiliate of the Company at or after the Closing. For purposes of effecting any offset against shares of PentaStar Common Stock, such shares shall be valued at the per share price at which they were issued under Section 2.3(a)(i) or 2.3(b)(iii), as applicable, and PentaStar or the Acquiror shall be entitled to select the particular shares against which any setoff is effected.

     7.5 Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have.

8. Termination.

     8.1 Termination of Agreement. The parties may terminate this Agreement as provided below:

         (a) PentaStar and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (b) PentaStar may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Company has breached any representation, warranty or covenant contained in this Agreement in any material way, PentaStar has notified the Company of the breach, and the breach has not been cured within 10 days after the notice of breach or
(ii) if the Closing has not occurred on or before August 15, 2000 because of the failure of any condition precedent to PentaStar's obligations to consummate the Closing (unless the failure results primarily from PentaStar breaching any representation, warranty or covenant contained in this Agreement in any material way); or

         (c) the Company may terminate this Agreement by giving written notice to PentaStar at any time prior to the Closing (i) if PentaStar has breached any representation, warranty or covenant contained in this Agreement in any material way, the Company has notified PentaStar of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before August 15, 2000 because of the failure of any condition precedent to the Company's obligations to consummate the Closing (unless the failure results primarily from the Company breaching any representation, warranty or covenant contained in this Agreement in any material way).

     8.2 Effect of Termination. The termination of this Agreement by a party pursuant to Section 8.1 shall in no way limit any obligation or liability of any other party based on or arising from a breach or default by such other party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, and the terminating party shall be entitled to seek all relief to which it is entitled under applicable law.

     8.3 Confidentiality. If this Agreement is terminated, each party shall treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby.

9. Miscellaneous.

     9.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     9.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     9.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of PentaStar. PentaStar and the Acquiror may assign their respective rights and obligations hereunder as permitted by law, including, without limitation, to any debt or equity financing source.

     9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement shall be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures shall be treated as original signatures for all purposes.

     9.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

     If to the Company :                Copy to:

     Telecomm Industries Corp.          Telecomm Industries Corp.
     1743 Quincy Avenue                 8450 Westfield Blvd., Suite 100
     Naperville, IL  60540              Indianapolis, IN  46240
     Attention:  Mark Travi             Attention:  Nicholas Bacon, Esq.
     Telecopy:  630-369-8683            Telecopy:  317-202-3025

     If to PentaStar:                   Copy to:

     PentaStar Communications, Inc.     Sherman & Howard L.L.C.
     1522 Blake Street                  633 Seventeenth Street, Suite 3000
     Denver, Colorado  80202            Denver, Colorado  80202
     Attn: Chief Executive Officer      Attn:  B. Scott Pullara, Esq.
     Telecopy:  (303) 825-4402          Telecopy:  (303) 298-0940

Notices shall be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     9.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by PentaStar and the Company. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver shall be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

     9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     9.10 Expenses. Except as otherwise provided in Section 8.2, (a) PentaStar shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby and (b) the


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Company shall bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby.

     9.11 Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, shall be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it shall be before another arbitral body in Denver, Colorado selected by PentaStar and the Company or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential, except as may otherwise be required by applicable Legal Requirement. The decision of the arbitrators shall be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement shall be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis the arbitrator deems appropriate. If any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed under this Section 9.11, and another party successfully stays such action and/or compels arbitration of said claims, the party filing such action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

     9.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     9.13 Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            PENTASTAR:

                            PENTASTAR COMMUNICATIONS, INC.

                            By: /s/ Robert Lazzeri
                                ----------------------------------------------
                            Name: Robert Lazzeri
                                  --------------------------------------------
                            Title: CEO
                                   -------------------------------------------


                            ACQUIROR:

                            PENTASTAR CORPORATION


                            By: /s/ Robert Lazzeri
                                ----------------------------------------------
                            Name: Robert Lazzeri
                                  --------------------------------------------
                            Title: CEO
                                   -------------------------------------------


                            COMPANY:

                            TELECOMM INDUSTRIES CORP.


                            By: /s/ Paul Satterthwaite
                                ----------------------------------------------
                            Name: Paul Satterthwaite
                                  --------------------------------------------
                            Title: President and CEO
                                   -------------------------------------------



                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]




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